Exhibit 99.1

    Allied Motion Reports Continued Profit Improvement for the Third Quarter

    DENVER--(BUSINESS WIRE)--Nov. 1, 2004--Allied Motion Technologies Inc. (NASDAQ: AMOT) today announced it continued to achieve a significant improvement in sales and profit for the quarter ended September 30, 2004, as compared to the same period last year. The Company achieved net income for the third quarter of $612,000, or $.09 per diluted share, compared to net income of $403,000, or $.08 per diluted share, for the same period last year. Included in the results for the third quarter last year was a tax benefit of $298,000 related to the realization of a prior-year state income tax refund. Income before income taxes improved to $985,000 this year compared to $153,000 last year. Revenues for the quarter ended September 30, 2004, increased 83% to $18,042,000 compared to $9,838,000 last year. This quarter includes the results from Stature Electric, Inc., a subsidiary that was acquired on May 10, 2004, in connection with the Owosso Corporation merger and also from Precision Motor Technology B.V. (Premotec), a subsidiary that was acquired on August 23, 2004. Revenues from existing businesses, excluding Stature's and Premotec's revenues, increased 19% for the quarter ended September 30, 2004, over the same period last year. Backlog at September 30, 2004, was $22,764,000.
    During the nine months ended September 30, 2004, the Company achieved net income of $1,647,000 or $.27 per diluted share compared to net income of $556,000 or $.11 per diluted share for the same nine months last year. Revenues for the first nine months this year increased 54% to $44,394,000, compared to $28,750,000 for the same period last year. Revenues from existing businesses increased 24% for the nine months ended September 30, 2004, over the same period last year.
    "We are very pleased with the results for the first three quarters of the year," commented Dick Smith, CEO of Allied Motion. "Our acquisition of Premotec has been completed, furthering our expansion into the motion control industry by establishing a presence in the European market. Premotec will provide us with new sales channels and complementary products that will further enhance our continued expansion into the motion control industry. Our 54% sales growth year-to-date is being driven by increased sales into our existing markets as well as the incremental growth contributed from the two acquisitions finalized during the current year. Our profit improvement is also being driven by improved margins resulting from increased operating efficiencies and reduced costs. We continue to strive for the constant improvement in our operations and to build the foundation that will be necessary for us to achieve our long-term goals for growth in sales and profitability."
    Dick Warzala, President of Allied Motion, added: "During the first nine month of 2004, we experienced a significant sales increase while we continued to focus on enhancing our engineering resources and to drive internal cost reductions to improve our bottom line. Upon closing the Premotec acquisition, we immediately updated our corporate strategy with an increased emphasis on leveraging our sales channels and technology base and began formulating a plan for implementing Allied's Systematic Tools (AST) at Premotec. The continuing implementation of AST within all of our operations provides the foundation to improve our internal operations, while our emphasis on reducing product costs through strategic sourcing and product re-design efforts will improve our cost effectiveness and further enhance our ability to win new business and fuel our internal growth engine in the future."

    Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

    The statements in this press release and in the Company's November 1, 2004, conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.


ALLIED MOTION TECHNOLOGIES, INC.
FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA)(UNAUDITED)

                             For the Three Months  For the Nine Months
                             Ended September 30,   Ended September 30,
HIGHLIGHTS OF OPERATING
 RESULTS                        2004       2003      2004       2003
----------------------------------------------------------------------
Revenue                        $18,042    $9,838    $44,394   $28,750
                             =========================================

Income before income taxes        $985      $153     $2,670      $374
(Provision) benefit for
 income taxes                     (373)      250     (1,023)      182
                             -----------------------------------------
Net income                        $612      $403     $1,647      $556
                             =========================================
PER SHARE AMOUNTS:
Diluted  income per share         $.09      $.08       $.27      $.11
                             =========================================
Diluted weighted average
 common shares                   6,681     5,122      6,024     4,963
                             =========================================




                                                Sept. 30,     Dec. 31,
CONDENSED BALANCE SHEETS                          2004          2003
----------------------------------------------------------------------
Assets
Current Assets:
 Cash and cash equivalents                          $926       $1,960
 Trade receivables, net                           11,492        5,971
 Inventories, net                                  8,506        3,867
 Other current assets                              1,267        1,839
                                            --------------------------
Total current assets                              22,191       13,637
Property, plant and equipment, net                13,886        6,423
Goodwill and intangible assets, net               19,399        7,437
                                            --------------------------
Total Assets                                     $55,476      $27,497
                                            ==========================
Liabilities and Stockholders' Investment
Current Liabilities:
 Debt obligations                                 $8,738       $1,967
 Accounts payable and other current
  liabilities                                     11,301        5,734
                                            --------------------------
Total Current Liabilities                         20,039        7,701
Long-term debt obligations                         7,709          345
Other long term liabilities                        4,293        3,392
                                            --------------------------
Total Liabilities                                 32,041       11,438
Stockholders' Investment                          23,435       16,059
                                            --------------------------
Total Liabilities and Stockholders'
 Investment                                      $55,476      $27,497
                                            ==========================




                                             For the Nine Months Ended
                                                   September 30,
CONDENSED STATEMENTS OF CASH FLOWS               2004         2003
----------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                      $1,647         $556
  Depreciation and amortization                    1,625          977
  Changes in working capital balances and
   other                                          (1,660)        (987)
                                            --------------------------
Net cash provided by operating activities          1,612          546

Cash flows from investing activities:
  Purchase of property and equipment                (653)        (547)
  Cash paid for acquisitions, net                (17,166)          --
  Proceeds from sale of business segment              50          649
                                            --------------------------
Net cash provided by investing activities        (17,769)         102

Net cash provided by (used in) financing
 activities                                       15,121       (1,126)
Effect of foreign exchange rate changes on
 cash                                                  2           13
                                            --------------------------
Net decrease in cash and cash equivalents         (1,034)        (465)
Cash and cash equivalents at beginning of
 year                                              1,960        1,955
                                            --------------------------
Cash and cash equivalents at September 30           $926       $1,490
                                            ==========================




    CONTACT: Allied Motion Technologies Inc.
             Richard Smith, 303-799-8520
             or
             Sue Chiarmonte, 303-799-8520
             Fax: 303 799-8521